                      SUBSIDIARIES OF NASH FINCH COMPANY(1)

Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subsidiary, 100 percent by Nash Finch Company):


              Subsidiary                          State of
              Corporation                       Incorporation
- ----------------------------------------        -------------

Nash-DeCamp Company                               California
Visalia, California

Piggly Wiggly Northland Corporation               Minnesota
Edina, Minnesota

GTL Truck Lines, Inc.                             Nebraska
Gering, Nebraska

Thomas & Howard Company of Hickory, Inc.          North Carolina
Newton, North Carolina

N-F Liquor, Inc.(2)                               Wisconsin
Appleton, Wisconsin

Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subsidiary, 66.6 percent by Nash Finch Company):

              Subsidiary                          State of
              Corporation                       Incorporation
- ----------------------------------------        -------------

Gillette Dairy of the Black Hills, Inc.         South Dakota
Rapid City, South Dakota

Nebraska Dairies, Inc.                          Nebraska
Norfolk, Nebraska

Subsidiaries of Nash-DeCamp Company (the voting stock of which is owned, with respect to each subsidiary, 100 percent by Nash-Decamp Company):

              Subsidiary                          State of
              Corporation                       Incorporation
- ---------------------------------------         -------------

Randolph Marketing Company(3)                   California
Porterville, California

- --------------------
(1) These subsidiaries are included in the consolidated financial statements of Nash Finch Company and subsidiaries.

(2)  Merged into Nash Finch effective as of January 2, 1994.

(3)  Merged into Nash-DeCamp Company effective as of January 2, 1994.


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Forrest Transportation Service, Inc.            California
Visalia, California

Subsidiary of Thomas & Howard Company of Hickory, Inc. (the voting stock of which is owned 100 percent by Thomas & Howard Company of Hickory, Inc.)

              Subsidiary                          State of
              Corporation                       Incorporation
- ---------------------------------------         -------------

T & H Service Merchandisers, Inc.               North Carolina
Hickory, North Carolina


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